Exhibit 99.1

News Release

Air Products and Chemicals, Inc.

1940 Air Products Boulevard

Allentown, PA 18106-5500

www.airproducts.com

Jessica T. Graziano Elected to Air Products’ Board of Directors

LEHIGH VALLEY, Pa. (November 16, 2023) – Jessica T. Graziano, a senior executive with more than 20 years of financial leadership experience, has been elected to Air Products’ (NYSE:APD) Board of Directors effective December 1, 2023. Ms. Graziano will sit on the Audit and Finance Committee and the Corporate Governance and Nominating Committee.

“We are delighted to welcome Jessica to the Air Products Board,” said Air Products’ Chairman, President and Chief Executive Officer Seifi Ghasemi. “We look forward to applying her deep financial and operational expertise as we drive our core industrial gas business and execute our clean hydrogen megaprojects around the world to decarbonize the transportation and industrial sectors.”

Ms. Graziano has served as senior vice president and chief financial officer of United States Steel Corporation since August 2022, leading all aspects of finance, including financial planning and analysis, corporate accounting, tax, treasury, pension investments and investor relations, as well as labor relations, real estate and sales and operations planning functions. Prior to joining United States Steel Corporation, Ms. Graziano spent eight years with United Rentals, Inc., the world’s largest equipment rental provider, culminating in her position as executive vice president and chief financial officer from 2018 through July 2022. In this role, she was responsible for all finance functions and participated in making key operational, acquisition and global expansion decisions. Previously, Ms. Graziano spent five years at Revlon, Inc., where she advanced through positions of increasing responsibility before being named senior vice president, chief accounting officer and corporate controller. Prior to Revlon, she served in a variety of senior leadership roles in the areas of internal audit, financial reporting and financial planning and analysis.

Ms. Graziano holds a Bachelor of Science degree in Accountancy from Villanova University and a Master of Business Administration in Finance from Fairfield University. She is a certified public accountant.

About Air Products

Air Products (NYSE:APD) is a world-leading industrial gases company in operation for over 80 years focused on serving energy, environmental, and emerging markets. The Company has two growth pillars driven by sustainability. Air Products’ base business provides essential industrial gases, related equipment and applications expertise to customers in dozens of industries, including refining, chemicals, metals, electronics, manufacturing, and food. The Company also develops, engineers, builds, owns and operates some of the world’s largest clean hydrogen projects supporting the transition to low- and zero-carbon energy in the heavy-duty transportation and industrial sectors. Additionally, Air Products is the world leader in the supply of liquefied natural gas process technology and equipment, and provides turbomachinery, membrane systems and cryogenic containers globally.

The Company had fiscal 2023 sales of $12.6 billion from operations in approximately 50 countries and has a current market capitalization of about $60 billion. Approximately 23,000 passionate, talented and committed employees from diverse backgrounds are driven by Air Products’ higher purpose to create innovative solutions that benefit the environment, enhance sustainability and reimagine what’s possible to address the challenges facing customers, communities, and the world. For more information, visit www.airproducts.com or follow us on LinkedIn, X, Facebook or Instagram.

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Cautionary Note Regarding Forward-Looking Statements: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s expectations and assumptions as of the date of this release and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs, or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

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Media Inquiries:

Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com.

Investor Inquiries:

Sidd Manjeshwar, tel: (610) 481-1872; email: manjessj@airproducts.com

Mun Shieh, tel: (610) 481-2951; email: shiehmh@airproducts.com